Exhibit 99.2

AMCON DISTRIBUTING COMPANY ACQUIRES RICHMOND MASTER DISTRIBUTORS, INC.

NEWS RELEASE

Omaha, NE, April 19, 2024 - AMCON Distributing Company (“AMCON”, or the “Company”) (NYSE American: DIT), an Omaha, Nebraska-based Convenience and Foodservice Distributor is pleased to announce it has signed an Asset Purchase Agreement to acquire Richmond Master Distributors, Inc. (“Master Distributors”), of South Bend, Indiana.

“We are honored that Patrick Carrico and Scott Carrico have chosen AMCON to continue the legacy and stewardship of this outstanding enterprise, with a long history of innovation, that was founded in 1947,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer.” Mr. Atayan added, “We warmly welcome Master Distributors associates, customers, and vendors to our AMCON Family. Indiana has an excellent business environment and is a state that we want to continue to strategically expand in.”

AMCON will continue to serve Master Distributors customers from its location in South Bend. Upon completion of this acquisition AMCON will be servicing approximately 7,900 locations in 33 states.

“The Carrico family’s steadfast commitment and dedication to customer service and many years of industry leadership is a common operating philosophy shared by both AMCON and Master Distributors, which serves as a strong foundation to grow and support our customer base,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer added, “We also look forward to providing the leading-edge customer-centered suite of services that AMCON has developed to bring additional value for the Master Distributors customers we will now be serving.”

“Master Distributors has continued to grow through the constant reinvention of products and services,” said Patrick Carrico, Master Distributors CEO. Patrick Carrico added, “The changing landscape of the retail operating environment requires that we provide our customers with a value proposition that exceeds expectations. To that end, we believe AMCON offers us the best means to deliver the products and services required for our customer’s success.” Scott Carrico, Master Distributors COO commented, “We now have the enhanced capacity, technology, geographic reach, and foodservice facilities required to serve our customers as they grow.” Scott Carrico added, “AMCON’s collaborative and positive work environment among colleagues, as well as mutual respect for customers embodies our core value system and will serve to foster our continued growth and innovation.”

The transaction is expected to close in the Company’s third quarter of fiscal 2024, subject to customary closing conditions.

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products with twelve (12) distribution centers in Colorado, Illinois, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee, and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fourteen (14) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Christopher H. Atayan

AMCON Distributing Company

Ph 402-331-3727

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